Exhibit 23.1
KBL, LLP
110 WALL STREET, 11th FLOOR
NEW YORK, NY 10005

Consent of Independent Registered Certified Public Accountants

January 31 , 2011

Board of Directors
Plycrete, Inc.

We consent to the inclusion in the Registration Statement on Form S-1/A of Plycrete, Inc. our audit report for Plycrete, Inc. (the “Company”) for the years ended July 31, 2010 and 2009, and to the reference to our firm under the caption “Experts” in the Prospectus.

Respectfully submitted,

KBL, LLP

KBL, LLP
New York, NY